UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                             FORM 8-K
                          CURRENT REPORT
                  Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                          March 28, 2000


                    Ridgewood Hotels, Inc.
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)

  Delaware              0-14019                   58-1656330
------------------------------------------------------------
(State or other       (Commission              (IRS Employer
jurisdiction of        File Number)         Identification No.)
incorporation)


   2859 Paces Ferry Road, Suite 700
           Atlanta, Georgia                        30339
----------------------------------------         ----------
(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (770) 434-3670

ITEM 4.  Change in Registrant's Certifying Accountant

(a)    Previous Independent Accountants

       (i)  On March 28, 2000, Ridgewood Hotels, Inc. dismissed
PricewaterhouseCoopers LLP as its independent accountants.

       (ii) The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

       (iii) The members of Registrant's Board of Directors were consulted and approved the decision to change independent accountants.

       (iv) In connection with its audits for the two most recent fiscal years and through March 28, 2000, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

       (v) During the two most recent fiscal years and through March 28, 2000, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) with PricewaterhouseCoopers
LLP.

       (vi)  The Registrant has requested that
PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 31, 2000, is filed as an Exhibit 16 to this Form 8-K.

(b)  New Independent Accountants

       (i) The Registrant engaged Arthur Andersen LLP as its new independent accountants as of March 28, 2000. During the two most recent fiscal years and through March 28, 2000, the Registrant has not consulted with Arthur Andersen LLP regarding
(1) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered; or (2) the matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304(a)(2)).


ITEM 8.  Change in Fiscal Year

       On March 28, 2000, Ridgewood Hotels, Inc. changed its fiscal year from August 31 to March 31. The report covering the transition period will be filed on Form 10-K.


                             SIGNATURE

       Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               RIDGEWOOD HOTELS, INC.



                               By:  /s/ Karen S. Hughes
                                    Karen S. Hughes
                                    Vice President
                                    Chief Financial Officer

Dated as of March 31, 2000